FILED PURSUANT TO RULE 424(B)(3)

File Number 333-144884

ARAMARK CORPORATION

SUPPLEMENT NO. 2 TO

MARKET MAKING PROSPECTUS DATED

AUGUST 7, 2007

THE DATE OF THIS SUPPLEMENT IS NOVEMBER 14, 2007

ON NOVEMBER 14, 2007, ARAMARK CORPORATION FILED THE ATTACHED CURRENT REPORT ON FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2007

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-04762	95-2051630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information, including the financial reports and schedules attached as an exhibit to this Form 8-K (which are incorporated by reference herein), is furnished pursuant to Item 2.02. Results of Operations and Financial Condition.

The information contained in this Current Report, including exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in this Current Report shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On November 14, 2007, ARAMARK Corporation will hold a conference call announcing its financial results for the quarter and fiscal year ended September 28, 2007. A copy of the financial reports and schedules that are the subject of the conference call are attached hereto as exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

Number	Description	Method of Filing
99.1	ARAMARK Corporation financial reports and schedules.	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: November 14, 2007	By:	/s/ L. FREDERICK SUTHERLAND
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and
Chief Financial Officer

Index to Exhibits

Number	Description	Method of Filing
99.1	ARAMARK Corporation financial reports and schedules.	Furnished herewith

EXHIBIT 99.1

ARAMARK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands)

	Successor	Predecessor
	Three Months Ended September 28, 2007	Three Months Ended September 29, 2006
Sales	$3,148,724	$2,932,112

Costs and Expenses:
Cost of services provided	2,832,320	2,638,565
Depreciation and amortization	121,028	88,284
Selling and general corporate expenses	48,585	49,038

	3,001,933	2,775,887

Operating income	146,791	156,225
Interest and other financing costs, net	128,258	34,402

Income from continuing operations before income taxes and cumulative effect of change in accounting principle	18,533	121,823
Provision for income taxes	6,260	47,202

Income from continuing operations before cumulative effect of change in accounting principle	12,273	74,621
Income from discontinued operations, net	—	3,093
Cumulative effect of change in accounting principle, net	—	(3,351)

Net income	$12,273	$74,363

Notes:

The three month period of fiscal 2007 includes $1.1 million of merger-related expenses, $9.9 million of SFAS 123R stock-based compensation expense and $30.7 million of increased buyout-related intangibles amortization.

The three month period of fiscal 2006 includes $5.7 million of merger-related expenses and $5.0 million of SFAS 123R stock-based compensation expense.

ARAMARK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands)

	Successor	Predecessor
	Period from January 27, 2007 through September 28, 2007	Period from September 30, 2006 through January 26, 2007	Fiscal Year Ended September 29, 2006
Sales	$8,438,448	$3,945,868	$11,621,173

Costs and Expenses:
Cost of services provided	7,623,684	3,586,961	10,537,383
Depreciation and amortization	322,480	116,438	339,337
Selling and general corporate expenses	126,874	173,934	178,922
Goodwill impairment	—	—	35,000
Other (income) expense	(21,177)	—	—

	8,051,861	3,877,333	11,090,642

Operating income	386,587	68,535	530,531
Interest and other financing costs, net	365,887	48,672	139,945

Income from continuing operations before income taxes and cumulative effect of change in accounting principle	20,700	19,863	390,586
Provision for income taxes	4,641	5,063	129,230

Income from continuing operations before cumulative effect of change in accounting principle	16,059	14,800	261,356
Income from discontinued operations, net	—	—	3,093
Cumulative effect of change in accounting principle, net	—	—	(3,351)

Net income	$16,059	$14,800	$261,098

Notes:

The Successor period from January 27, 2007 through September 28, 2007 includes $5.7 million of merger-related expenses, $27.5 million of SFAS 123R stock-based compensation expense, $82.3 million of increased buyout-related intangibles amortization, a $12.8 million charge for the cost of obtaining a bridge financing facility for the merger and a $3.8 million currency transaction gain. The results for this period also include a $21.2 million gain related to the sale of our ownership stake in SMG.

The Predecessor period from September 30, 2006 through January 26, 2007 includes $112.1 million of merger-related expenses (inclusive of a $77.1 million charge for stock-based compensation expense) and $7.0 million of SFAS 123R stock-based compensation expense.

The twelve month period of fiscal 2006 includes $6.4 million of merger-related expenses and $22.0 million of SFAS 123R stock-based compensation expense. The twelve month period of fiscal 2006 also includes a pre-tax charge of $45.9 million to reflect a goodwill impairment charge, inventory write-downs and severance accruals. The twelve month period of fiscal 2006 also includes a $14.9 million favorable income tax adjustment based on the settlement of certain open tax years.

ARAMARK CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

(In Thousands)

	Successor	Predecessor
	September 28, 2007	September 29, 2006
Assets
Current Assets	$1,643,901	$1,526,844
Property and Equipment, net	1,205,121	1,196,830
Goodwill	4,627,751	1,747,094
Other Intangible Assets	2,375,571	297,986
Other Assets	710,164	494,563

	$10,562,508	$5,263,317

Liabilities and Shareholders’ Equity
Current Liabilities (1)	$1,762,788	$1,586,696
Long-Term Borrowings	5,839,123	1,763,088
Other Liabilities	1,362,248	391,941
Common Stock Subject to Repurchase	179,677	—
Total Shareholders’ Equity	1,418,672	1,521,592

	$10,562,508	$5,263,317

(1) - Includes $51.4 million and $40.2 million of current maturities of long-term borrowings as of September 28, 2007 and September 29, 2006, respectively.

ARAMARK CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW DATA

(Unaudited)

(In Thousands)

	Successor	Predecessor
	Period from January 27, 2007 through September 28, 2007	Period from September 30, 2006 through January 26, 2007	Fiscal Year Ended September 29, 2006
Cash flows from operating activities:
Net income	$16,059	$14,800	$261,098
Less: Income from discontinued operations, net	—	—	(3,093)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	322,480	116,438	339,337
Cumulative effect of change in accounting principle, net	—	—	3,351
Income taxes deferred	(118,668)	(11,640)	(53,722)
Goodwill impairment	—	—	35,000
Stock-based compensation expense	27,518	84,059	22,000
Gain from sale of investment	(21,177)	—	—
Changes in noncash working capital	302,722	(269,729)	7,989
Net proceeds from sale of receivables	22,000	—	—
Other operating activities	9,463	(10,079)	(26,163)

Net cash provided by (used in) operating activities	560,397	(76,151)	585,797

Cash flows from investing activities:
Net purchases of property and equipment and client contract investments	(235,791)	(61,479)	(270,734)
Proceeds from sale of investment	285,982	—	—
Acquisition of ARAMARK Corporation	(6,100,687)	—	—
Acquisitions and other investing activities	(55,084)	(78,473)	(125,783)

Net cash used in investing activities	(6,105,580)	(139,952)	(396,517)

Cash flows from financing activities:
Net proceeds of additional long-term borrowings	3,787,339	285,970	(80,787)
Proceeds from issuance of common stock	—	9,666	45,251
Capital contributions	1,844,136	—	—
Repurchase of stock	(750)	—	(113,460)
Payment of dividend	—	(12,624)	(50,512)
Other financing activities	(138,508)	22,016	1,841

Net cash provided by (used in) financing activities	5,492,217	305,028	(197,667)

Increase (decrease) in cash and cash equivalents	$(52,966)	$88,925	$(8,387)

ARAMARK CORPORATION AND SUBSIDIARIES

SALES AND OPERATING INCOME BY SEGMENT

SUPPLEMENTAL DATA

(Unaudited)

(In Thousands)

	Successor	Predecessor
	Three Months Ended September 28, 2007	Three Months Ended September 29, 2006
Sales
Food and Support Services - Domestic	$2,153,016	$2,033,036
Food and Support Services - International	578,789	499,459
Uniform and Career Apparel	416,919	399,617

	$3,148,724	$2,932,112

Operating Income
Food and Support Services - Domestic (1)	$116,125	$129,718
Food and Support Services - International (2)	21,061	15,989
Uniform and Career Apparel (3)	29,748	30,257
Corporate (4)	(20,143)	(19,739)

	$146,791	$156,225

Notes:

The reporting segments have been modified such that the results of our Canadian food and support services operations are now included in the Food and Support Services - Domestic segment as opposed to previously being included in the Food and Support Services - International segment. Additionally, our previous Uniform Rental and Uniform Direct Marketing segments have been combined into a single Uniform and Career Apparel segment. All prior period results have been adjusted to conform to this new presentation.

(1)	The three month period of fiscal 2007 includes $23.4 million of increased buyout-related intangibles amortization.
(2)	The three month period of fiscal 2007 includes $1.4 million of increased buyout-related intangibles amortization.
(3)	The three month period of fiscal 2007 includes $5.9 million of increased buyout-related intangibles amortization.
(4)	The three month period of fiscal 2007 includes $1.1 million of merger-related expenses and $9.9 million of SFAS 123R stock-based compensation expense. The three month period of fiscal 2006 includes $5.7 million of merger-related expenses and $5.0 million of SFAS 123R stock-based compensation expense.

ARAMARK CORPORATION AND SUBSIDIARIES

SALES AND OPERATING INCOME BY SEGMENT

SUPPLEMENTAL DATA

(Unaudited)

(In Thousands)

	Successor	Predecessor
	Period from January 27, 2007 through September 28, 2007	Period from September 30, 2006 through January 26, 2007	Fiscal Year Ended September 29, 2006
Sales
Food and Support Services - Domestic	$5,758,952	$2,674,435	$8,001,908
Food and Support Services - International	1,561,579	714,550	1,999,028
Uniform and Career Apparel	1,117,917	556,883	1,620,237

	$8,438,448	$3,945,868	$11,621,173

Operating Income
Food and Support Services - Domestic (1)	$267,457	$130,735	$433,855
Food and Support Services - International (2)	64,691	22,621	73,440
Uniform and Career Apparel (3)	82,029	51,161	89,701

	414,177	204,517	596,996
Corporate (4)	(48,767)	(135,982)	(66,465)
Other income (expense) (5)	21,177	—	—

	$386,587	$68,535	$530,531

Notes:

The reporting segments have been modified such that the results of our Canadian food and support services operations are now included in the Food and Support Services - Domestic segment as opposed to previously being included in the Food and Support Services - International segment. Additionally, our previous Uniform Rental and Uniform Direct Marketing segments have been combined into a single Uniform and Career Apparel segment. All prior period results have been adjusted to conform to this new presentation.

(1)	The Successor period from January 27, 2007 through September 28, 2007 includes $63.3 million of increased buyout-related intangibles amortization.
(2)	The Successor period from January 27, 2007 through September 28, 2007 includes $2.7 million of increased buyout-related intangibles amortization.
(3)	The Successor period from January 27, 2007 through September 28, 2007 includes $16.3 million of increased buyout-related intangibles amortization. The twelve month period of fiscal 2006 includes a pre-tax charge of $45.9 million to reflect a goodwill impairment charge, inventory write-downs and severance accruals.
(4)	The Successor period from January 27, 2007 through September 28, 2007 includes $5.7 million of merger-related expenses, $27.5 million of SFAS 123R stock-based compensation expense and a $3.8 million currency transaction gain. The Predecessor period from September 30, 2006 through January 26, 2007 includes $112.1 million of merger-related expenses (inclusive of a $77.1 million charge for stock-based compensation expense) and $7.0 million of SFAS 123R stock-based compensation expense. The twelve month period of fiscal 2006 includes $6.4 million of merger-related expenses and $22.0 million of SFAS 123R stock-based compensation expense.
(5)	The Successor period from January 27, 2007 through September 28, 2007 includes a $21.2 million gain related to the sale of our stake in SMG.

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED CONSOLIDATED SALES GROWTH

(Unaudited)

(In thousands)

Management believes that presentation of sales growth, adjusted to eliminate the effects of acquisitions, divestitures, the impact of currency translation and conforming the fiscal reporting period of a subsidiary to that of ARAMARK Corporation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

Although ARAMARK Corporation continued as the same legal entity after the going-private transaction (the “Transaction”), the consolidated statements of income are presented for two periods: Predecessor and Successor, which relate to the period preceding the Transaction and the period succeeding the Transaction, respectively. The Company refers to the operations of ARAMARK Corporation and subsidiaries for both the Predecessor and Successor periods. We have prepared our discussion of the results of operations for the fiscal year ended September 28, 2007 by comparing the mathematical combination of the Successor and Predecessor periods in the fiscal year ended September 28, 2007 to the Predecessor fiscal year ended September 29, 2006. Although this presentation does not comply with U.S. generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved absent the Transaction and may not be predictive of future results of operations.

	Three Months Ended		% Change
	September 28, 2007	September 29, 2006
ARAMARK Corporation Consolidated Sales (as reported)	$3,148,724	$2,932,112	7%
Effect of Currency Translation	—	42,818
Effect of Acquisitions and Divestitures	(13,201)	(10,272)

ARAMARK Corporation Consolidated Sales (as adjusted)	$3,135,523	$2,964,658	6%

	Fiscal Year Ended		% Change
	September 28, 2007	September 29, 2006
ARAMARK Corporation Consolidated Sales (as reported)	$12,384,316	$11,621,173	7%
Effect of Currency Translation	—	152,801
Effect of Acquisitions and Divestitures	(79,646)	(54,662)
Conforming the Fiscal Reporting Period of a Subsidiary to that of ARAMARK Corporation	(25,223)	—

ARAMARK Corporation Consolidated Sales (as adjusted)	$12,279,447	$11,719,312	5%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED CONSOLIDATED OPERATING INCOME

(Unaudited)

(In thousands)

Management believes that presentation of operating income, adjusted to eliminate the effects of items related to the going-private transaction (the “Transaction”), the gain on the sale of the Company’s 50% interest in SMG, a venue management company, and the other items described below, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

Although ARAMARK Corporation continued as the same legal entity after the Transaction, the consolidated statements of income are presented for two periods: Predecessor and Successor, which relate to the period preceding the Transaction and the period succeeding the Transaction, respectively. The Company refers to the operations of ARAMARK Corporation and subsidiaries for both the Predecessor and Successor periods. We have prepared our discussion of the results of operations for the fiscal year ended September 28, 2007 by comparing the mathematical combination of the Successor and Predecessor periods in the fiscal year ended September 28, 2007 to the Predecessor fiscal year ended September 29, 2006. Although this presentation does not comply with U.S. generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved absent the Transaction and may not be predictive of future results of operations.

	Three Months Ended		% Change
	September 28, 2007	September 29, 2006
ARAMARK Corporation Consolidated Operating Income (as reported)	$146,791	$156,225
Transaction-Related Charges	1,146	5,678
Stock-Based Compensation under SFAS 123R	9,940	5,158
Incremental Amortization of Acquisition-Related Customer Relationship Intangible Assets Resulting from the Transaction	30,747	—
Goodwill Impairment and Related Adjustments in the Uniform and Career Apparel Segment	—	3,010

ARAMARK Corporation Consolidated Operating Income (as adjusted)	$188,624	$170,071	11%

	Fiscal Year Ended		% Change
	September 28, 2007	September 29, 2006
ARAMARK Corporation Consolidated Operating Income (as reported)	$455,122	$530,531
Transaction-Related Charges	117,825	6,428
Gain on Sale of 50% Interest in SMG	(21,177)	—
Currency Transaction Gain	(3,804)	—
Stock-Based Compensation under SFAS 123R	34,625	22,708
Incremental Amortization of Acquisition-Related Customer Relationship Intangible Assets Resulting from the Transaction	82,332	—
Goodwill Impairment and Related Adjustments in the Uniform and Career Apparel Segment	—	45,947

ARAMARK Corporation Consolidated Operating Income (as adjusted)	$664,923	$605,614	10%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN

(Unaudited)

(In thousands)

Management believes that presentation of operating income, adjusted to eliminate the effects of items related to the the going-private transaction (the “Transaction”), the gain on the sale of the Company’s 50% interest in SMG, a venue management company, and the other items described below, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. The table below is presented to illustrate the effect of these adjustments on operating income margin, which we define as operating income expressed as a percentage of sales.

Although ARAMARK Corporation continued as the same legal entity after the Transaction, the consolidated statements of income are presented for two periods: Predecessor and Successor, which relate to the period preceding the Transaction and the period succeeding the Transaction, respectively. The Company refers to the operations of ARAMARK Corporation and subsidiaries for both the Predecessor and Successor periods. We have prepared our discussion of the results of operations for the fiscal year ended September 28, 2007 by comparing the mathematical combination of the Successor and Predecessor periods in the fiscal year ended September 28, 2007 to the Predecessor fiscal year ended September 29, 2006. Although this presentation does not comply with U.S. generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved absent the Transaction and may not be predictive of future results of operations.

	Fiscal Year Ended
	September 28, 2007	September 29, 2006
ARAMARK Corporation Consolidated Sales (as reported)	$12,384,316	$11,621,173

ARAMARK Corporation Consolidated Operating Income (as reported)	$455,122	$530,531

ARAMARK Corporation Consolidated Operating Income Margin (as reported)	3.67%	4.57%

ARAMARK Corporation Consolidated Sales (as reported)	$12,384,316	$11,621,173

ARAMARK Corporation Consolidated Operating Income (as reported)	$455,122	$530,531
Transaction-Related Charges	117,825	6,428
Gain on Sale of 50% Interest in SMG	(21,177)	—
Currency Transaction Gain	(3,804)	—
Stock-Based Compensation under SFAS 123R	34,625	22,708
Incremental Amortization of Acquisition-Related Customer Relationship Intangible Assets Resulting from the Transaction	82,332	—
Goodwill Impairment and Related Adjustments in the Uniform and Career Apparel Segment	—	45,947

ARAMARK Corporation Consolidated Operating Income (as adjusted)	$664,923	$605,614

ARAMARK Corporation Consolidated Operating Income Margin (as adjusted)	5.37%	5.21%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED FOOD AND SUPPORT SERVICES - DOMESTIC SALES GROWTH

(Unaudited)

(In thousands)

Management believes that presentation of sales growth, adjusted to eliminate the effects of acquisitions, divestitures and the impact of currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

Although ARAMARK Corporation continued as the same legal entity after the going-private transaction (the “Transaction”), the consolidated statements of income are presented for two periods: Predecessor and Successor, which relate to the period preceding the Transaction and the period succeeding the Transaction, respectively. The Company refers to the operations of ARAMARK Corporation and subsidiaries for both the Predecessor and Successor periods. We have prepared our discussion of the results of operations for the fiscal year ended September 28, 2007 by comparing the mathematical combination of the Successor and Predecessor periods in the fiscal year ended September 28, 2007 to the Predecessor fiscal year ended September 29, 2006. Although this presentation does not comply with U.S. generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved absent the Transaction and may not be predictive of future results of operations.

	Three Months Ended		% Change
	September 28, 2007	September 29, 2006
Food and Support Services - Domestic Sales (as reported)	$2,153,016	$2,033,036	6%
Effect of Currency Translation	—	8,825
Effect of Acquisitions and Divestitures	(2,161)	(1,638)

Food and Support Services - Domestic Sales (as adjusted)	$2,150,855	$2,040,223	5%

	Fiscal Year Ended		% Change
	September 28, 2007	September 29, 2006
Food and Support Services - Domestic Sales (as reported)	$8,433,387	$8,001,908	5%
Effect of Currency Translation	—	13,607
Effect of Acquisitions and Divestitures	(29,366)	(15,138)

Food and Support Services - Domestic Sales (as adjusted)	$8,404,021	$8,000,377	5%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED FOOD AND SUPPORT SERVICES - DOMESTIC OPERATING INCOME

(Unaudited)

(In thousands)

Management believes that presentation of operating income, adjusted to eliminate the effects of the incremental amortization of acquisition-related customer relationship intangible assets resulting from the going-private transaction (the “Transaction”), provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

Although ARAMARK Corporation continued as the same legal entity after the Transaction, the consolidated statements of income are presented for two periods: Predecessor and Successor, which relate to the period preceding the Transaction and the period succeeding the Transaction, respectively. The Company refers to the operations of ARAMARK Corporation and subsidiaries for both the Predecessor and Successor periods. We have prepared our discussion of the results of operations for the fiscal year ended September 28, 2007 by comparing the mathematical combination of the Successor and Predecessor periods in the fiscal year ended September 28, 2007 to the Predecessor fiscal year ended September 29, 2006. Although this presentation does not comply with U.S. generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved absent the Transaction and may not be predictive of future results of operations.

	Three Months Ended		% Change
	September 28, 2007	September 29, 2006
Food and Support Services - Domestic Operating Income (as reported)	$116,125	$129,718
Incremental Amortization of Acquisition-Related Customer Relationship Intangible Assets Resulting from the Transaction	23,410	—

Food and Support Services - Domestic Operating Income (as adjusted)	$139,535	$129,718	8%

	Fiscal Year Ended		% Change
	September 28, 2007	September 29, 2006
Food and Support Services - Domestic Operating Income (as reported)	$398,192	$433,855
Incremental Amortization of Acquisition-Related Customer Relationship Intangible Assets Resulting from the Transaction	63,324	—

Food and Support Services - Domestic Operating Income (as adjusted)	$461,516	$433,855	6%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED FOOD AND SUPPORT SERVICES - INTERNATIONAL SALES GROWTH

(Unaudited)

(In thousands)

Management believes that presentation of sales growth, adjusted to eliminate the effects of acquisitions, divestitures, the impact of currency translation and conforming the fiscal reporting period of a subsidiary to that of ARAMARK Corporation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

Although ARAMARK Corporation continued as the same legal entity after the going-private transaction (the “Transaction”), the consolidated statements of income are presented for two periods: Predecessor and Successor, which relate to the period preceding the Transaction and the period succeeding the Transaction, respectively. The Company refers to the operations of ARAMARK Corporation and subsidiaries for both the Predecessor and Successor periods. We have prepared our discussion of the results of operations for the fiscal year ended September 28, 2007 by comparing the mathematical combination of the Successor and Predecessor periods in the fiscal year ended September 28, 2007 to the Predecessor fiscal year ended September 29, 2006. Although this presentation does not comply with U.S. generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved absent the Transaction and may not be predictive of future results of operations.

	Three Months Ended		% Change
	September 28, 2007	September 29, 2006
Food and Support Services - International Sales (as reported)	$578,789	$499,459	16%
Effect of Currency Translation	—	33,993
Effect of Acquisitions and Divestitures	—	(631)

Food and Support Services - International Sales (as adjusted)	$578,789	$532,821	9%

	Fiscal Year Ended		% Change
	September 28, 2007	September 29, 2006
Food and Support Services - International Sales (as reported)	$2,276,129	$1,999,028	14%
Effect of Currency Translation	—	139,194
Effect of Acquisitions and Divestitures	(12,383)	(5,994)
Conforming the Fiscal Reporting Period of a Subsidiary to that of ARAMARK Corporation	(25,223)	—

Food and Support Services - International Sales (as adjusted)	$2,238,523	$2,132,228	5%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED FOOD AND SUPPORT SERVICES - INTERNATIONAL OPERATING INCOME

(Unaudited)

(In thousands)

Management believes that presentation of operating income, adjusted to eliminate the effects of the incremental amortization of acquisition-related customer relationship intangible assets resulting from the going-private transaction (the “Transaction”), provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

Although ARAMARK Corporation continued as the same legal entity after the Transaction, the consolidated statements of income are presented for two periods: Predecessor and Successor, which relate to the period preceding the Transaction and the period succeeding the Transaction, respectively. The Company refers to the operations of ARAMARK Corporation and subsidiaries for both the Predecessor and Successor periods. We have prepared our discussion of the results of operations for the fiscal year ended September 28, 2007 by comparing the mathematical combination of the Successor and Predecessor periods in the fiscal year ended September 28, 2007 to the Predecessor fiscal year ended September 29, 2006. Although this presentation does not comply with U.S. generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved absent the Transaction and may not be predictive of future results of operations.

	Three Months Ended
	September 28, 2007	September 29, 2006
Food and Support Services - International Operating Income (as reported)	$21,061	$15,989
Incremental Amortization of Acquisition-Related Customer Relationship Intangible Assets Resulting from the Transaction	1,406	—

Food and Support Services - International Operating Income (as adjusted)	$22,467	$15,989

	Fiscal Year Ended		% Change
	September 28, 2007	September 29, 2006
Food and Support Services - International Operating Income (as reported)	$87,312	$73,440
Incremental Amortization of Acquisition-Related Customer Relationship Intangible Assets Resulting from the Transaction	2,705	—

Food and Support Services - International Operating Income (as adjusted)	$90,017	$73,440	23%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED UNIFORM AND CAREER APPAREL OPERATING INCOME

(Unaudited)

(In thousands)

Management believes that presentation of operating income, adjusted to eliminate the effects of the incremental amortization of acquisition-related customer relationship intangible assets resulting from the going-private transaction (the “Transaction”) and a charge for goodwill impairment and adjustments to asset and liability carrying values, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

Although ARAMARK Corporation continued as the same legal entity after the Transaction, the consolidated statements of income are presented for two periods: Predecessor and Successor, which relate to the period preceding the Transaction and the period succeeding the Transaction, respectively. The Company refers to the operations of ARAMARK Corporation and subsidiaries for both the Predecessor and Successor periods. We have prepared our discussion of the results of operations for the fiscal year ended September 28, 2007 by comparing the mathematical combination of the Successor and Predecessor periods in the fiscal year ended September 28, 2007 to the Predecessor fiscal year ended September 29, 2006. Although this presentation does not comply with U.S. generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved absent the Transaction and may not be predictive of future results of operations.

	Three Months Ended		% Change
	September 28, 2007	September 29, 2006
Uniform and Career Apparel Operating Income (as reported)	$29,748	$30,257
Incremental Amortization of Acquisition-Related Customer Relationship Intangible Assets Resulting from the Transaction	5,931	—
Goodwill Impairment and Related Adjustments	—	3,010

Uniform and Career Apparel Operating Income (as adjusted)	$35,679	$33,267	7%

	Fiscal Year Ended		% Change
	September 28, 2007	September 29, 2006
Uniform and Career Apparel Operating Income (as reported)	$133,190	$89,701
Incremental Amortization of Acquisition-Related Customer Relationship Intangible Assets Resulting from the Transaction	16,303	—
Goodwill Impairment and Related Adjustments	—	45,947

Uniform and Career Apparel Operating Income (as adjusted)	$149,493	$135,648	10%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED UNIFORM AND CAREER APPAREL OPERATING INCOME MARGIN

(Unaudited)

(In thousands)

Management believes that presentation of operating income, adjusted to eliminate the effects of the incremental amortization of acquisition-related customer relationship intangible assets resulting from the going-private transaction (the “Transaction”) and a charge for goodwill impairment and adjustments to asset and liability carrying values, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. The table below is presented to illustrate the effect of this adjustment on operating income margin, which we define as operating income expressed as a percentage of sales.

	Three Months Ended
	September 28, 2007	September 29, 2006
Uniform and Career Apparel Sales (as reported)	$416,919	$399,617

Uniform and Career Apparel Operating Income (as reported)	$29,748	$30,257

Uniform and Career Apparel Operating Income Margin (as reported)	7.14%	7.57%

Uniform and Career Apparel Sales (as reported)	$416,919	$399,617

Uniform and Career Apparel Operating Income (as reported)	$29,748	$30,257
Incremental Amortization of Acquisition-Related Customer Relationship Intangible Assets Resulting from the Transaction	5,931	—
Goodwill Impairment and Related Adjustments	—	3,010

Uniform and Career Apparel Operating Income (as adjusted)	$35,679	$33,267

Uniform and Career Apparel Operating Income Margin (as adjusted)	8.56%	8.32%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED CORPORATE EXPENSES

(Unaudited)

(In thousands)

Management believes that presentation of corporate expenses, adjusted to eliminate the effects of charges related to the going-private transaction (the “Transaction”), a currency transaction gain and stock-based compensation expense under SFAS 123R, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

Although ARAMARK Corporation continued as the same legal entity after the going-private transaction (the “Transaction”), the consolidated statements of income are presented for two periods: Predecessor and Successor, which relate to the period preceding the Transaction and the period succeeding the Transaction, respectively. The Company refers to the operations of ARAMARK Corporation and subsidiaries for both the Predecessor and Successor periods. We have prepared our discussion of the results of operations for the fiscal year ended September 28, 2007 by comparing the mathematical combination of the Successor and Predecessor periods in the fiscal year ended September 28, 2007 to the Predecessor fiscal year ended September 29, 2006. Although this presentation does not comply with U.S. generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved absent the Transaction and may not be predictive of future results of operations.

	Three Months Ended
	September 28, 2007	September 29, 2006
Corporate Expenses (as reported)	$20,143	$19,739
Transaction-Related Charges	(1,146)	(5,678)
Stock-Based Compensation under SFAS 123R	(9,940)	(5,158)

Corporate Expenses (as adjusted)	$9,057	$8,903

	Fiscal Year Ended
	September 28, 2007	September 29, 2006
Corporate Expenses (as reported)	$184,749	$66,465
Transaction-Related Charges	(117,825)	(6,428)
Currency Transaction Gain	3,804	—
Stock-Based Compensation under SFAS 123R	(34,625)	(22,708)

Corporate Expenses (as adjusted)	$36,103	$37,329

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED EBITDA

(Unaudited)

(In millions)

The following is a reconciliation of income from continuing operations before cumulative effect of change in accounting principle, which is a GAAP measure of our operating results, to Adjusted EBITDA as defined in our debt agreements. The terms and related calculations are defined in the Company’s senior secured credit agreement and indenture.

Twelve Months Ended September 28, 2007
Income from continuing operations before cumulative effect of change in accounting principle	$30.9
Interest and other financing costs, net	414.6
Provision for income taxes	9.7
Depreciation and amortization	438.9

EBITDA	894.1
Stock-based compensation expense	111.6
Unusual or non-recurring gains and losses	(23.7)
Pro forma EBITDA for equity method investees	1.8
Pro forma EBITDA for current year acquisitions	1.4
Costs related to the merger transaction	40.4
Other	4.6

Adjusted EBITDA	$1,030.2

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED EBITDA

(Unaudited)

(In millions)

The following is a reconciliation of income from continuing operations before cumulative effect of change in accounting principle, which is a GAAP measure of our operating results, to Adjusted EBITDA as defined in our debt agreements. The terms and related calculations are defined in the Company’s senior secured credit agreement and indenture.

Twelve Months Ended June 29, 2007
Income from continuing operations before cumulative effect of change in accounting principle	$93.2
Interest and other financing costs, net	320.7
Provision for income taxes	50.7
Depreciation and amortization	406.1

EBITDA	870.7
Stock-based compensation expense	107.1
Unusual or non-recurring gains and losses	(25.1)
Pro forma EBITDA for equity method investees	0.2
Pro forma EBITDA for current year acquisitions	0.7
Costs related to the merger transaction	45.0
Other	10.4

Adjusted EBITDA	$1,009.0

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED EBITDA

(Unaudited)

(In millions)

The following is a reconciliation of income from continuing operations before cumulative effect of change in accounting principle, which is a GAAP measure of our operating results, to Adjusted EBITDA as defined in our debt agreements. Our share of EBITDA from SMG, a venue management company, that was previously included in Adjusted EBITDA has been eliminated due to the sale of our 50% interest in SMG in June 2007. The terms and related calculations are defined in the Company’s senior secured credit agreement and indenture.

Twelve Months Ended September 29, 2006
Income from continuing operations before cumulative effect of change in accounting principle	$261.4
Interest and other financing costs, net	139.9
Provision for income taxes	129.2
Depreciation and amortization	339.3

EBITDA	869.8
Stock-based compensation expense	22.8
Unusual or non-recurring gains and losses	43.7
Pro forma EBITDA for equity method investees (1)	(1.7)
Pro forma EBITDA for current year acquisitions	6.8
Costs related to the merger transaction	6.4
Other	13.8

Adjusted EBITDA	$961.6

________________
(1) Pro forma EBITDA for equity method investees as reported in the Company’s Current Report on Form 8-K filed on January 8, 2007	$20.0
Elimination of our share of EBITDA for the SMG equity method investment	(21.7)

$(1.7)